Exhibit 99.1

NYSE: WPZ

Date:               June 12, 2006
Williams Partners L.P. Announces Equity Offering
     TULSA, Okla. – Williams Partners L.P. (NYSE:WPZ) announced today that it intends to commence an underwritten public offering of 6.6 million common units representing limited partner interests.
     The underwriters have been granted a 30-day option to purchase up to an additional 990,000 common units to cover over-allotments, if any.
     Williams Partners plans to use the net proceeds of the offering to fund a portion of the purchase price for its acquisition of a 25.1 percent interest in Williams Four Corners LLC, a subsidiary of The Williams Companies, Inc. (NYSE:WMB), which at closing will own certain natural gas gathering, processing and treating assets in the San Juan Basin in Colorado and New Mexico.
     Lehman Brothers Inc. and Citigroup Global Markets Inc. are the joint book-running managers for the offering. In addition, A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, RBC Capital Markets Corporation and Raymond James & Associates, Inc. will act as co-managers for the offering.
     A copy of the prospectus relating to this offering may be obtained from any of the underwriters, including Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY, 11717, fax (631) 254-7268 or Citigroup Global Markets Inc., Brooklyn Army Terminal, Attn: Prospectus Delivery Department, 140 58th Street, Brooklyn, NY, 11220, phone (718) 765-6732.
     A registration statement relating to the securities described in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
About Williams Partners L.P. (NYSE:WPZ)
Williams Partners L.P. primarily gathers, transports and processes natural gas and fractionates and stores natural gas liquids. The general partner is Williams Partners GP LLC. More information is at www.williamslp.com.

Contact:	Kelly Swan
Williams (media relations)
(918) 573-6932

Sharna Reingold
Williams (investor relations)
(918) 573-2078
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Williams Partners’ reports, filings, and other public announcements might contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will,” and other similar words. These statements are based on our intentions, beliefs, and assumptions about future events and are subject to risks, uncertainties, and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties, and other factors referred to specifically in connection with such statements, other risks, uncertainties, and factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties, and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; The Williams Companies, Inc.’s revolving credit facility and Williams’ public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by Williams’ credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of Williams Partners’ unitholders; even if unitholders are dissatisfied, they cannot remove Williams Partners’ general partner without its consent; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; and if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2006, our quarterly reports on Form 10-Q and our current reports on Form 8-K, which are available from our offices or from our website at www.williamslp.com.